UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AVALANCHE BIOTECHNOLOGIES, INC.

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1035 O’Brien Drive, Menlo Park, CA 94025 Tel +1-650-272-6269

Letter to Shareholders

May 2, 2016

Support the Long Term Value Creation Potential of the Annapurna Transaction

Dear Avalanche Stockholders - As we near the date of our annual meeting of stockholders, we wanted to summarize certain key reasons why your Board has unanimously recommended that you vote “FOR” the issuance of stock to acquire Annapurna Therapeutics SAS and urge you to submit your proxy if you have not already done so.

We believe clinical progress in gene therapy is the best way for Avalanche to create significant stockholder value. Early-stage progress in the clinic has significantly increased stockholder value for other gene therapy companies. For example, in April of this year, it was reported that BioMarin gained $433M in market value the day after the announcement of its preliminary Phase I/II data from its gene therapy program, BMN 270, for patients with severe hemophilia A.

The Annapurna transaction gives Avalanche a more rapid path back to the clinic. Avalanche is unlikely to have a product candidate in clinical development in the short-term, whereas Annapurna’s lead program, ANN-001 for the potential treatment of alpha-1 antitrypsin protein (A1AT) deficiency, is expected to enter the clinic this year and to generate meaningful human data next year.

Annapurna’s lead product candidate, ANN-001, has shown promising preclinical results and represents a sizeable market opportunity. ANN-001 is a gene therapy product candidate designed to deliver A1AT protein in patients with A1AT deficiency. ANN-001 showed stable, long-term expression of A1AT mRNA in primates, and it has the potential to replace current treatment options - a weekly protein infusion with an average selling price greater than $100,000 per year. Approximately 100,000 patients suffer from A1AT deficiency in the US alone. The IND for this program is filed and patient enrollment is expected to begin later this year.

Annapurna’s other product development candidates represent sizeable market opportunities with significant unmet patient need.

•	ANN-002 is being developed for the treatment of hereditary angioedema, a life-threatening hereditary condition. The most commonly used current preventive treatment consists of intravenous injections every three or four days at a cost of approximately $500,000-600,000 per patient per year in the United States. Proof of concept has been established in mice and human clinical trials are expected to begin next year.

•	ANN-003 is being developed for the treatment of cardiomyopathy associated with Friedreich’s ataxia, a disease that afflicts approximately 10,000-15,000 people in the United States and Europe. Pre-clinical proof of concept has been achieved and large animal studies and observational patient studies are currently underway. We expect to provide guidance on the clinical timeline in the second half of this year.

•	ANN-004 is a gene therapy program for the treatment of severe allergies. The goal is to provide continuous levels of anti-IgE antibody to prevent a severe reaction when a patient is exposed to allergens. Severe allergy is the most common cause of anaphylaxis in children under 20. Approximately 20,000 children under 20 are hospitalized annually in the United States alone due to anaphylactic shock. Pre-clinical work is ongoing in this program.

The proposed transaction adds several experienced and accomplished drug development executives to the Avalanche team, most notably Amber Salzman, Ph.D. (formerly a member of the GlaxoSmithKline R&D executive team leading a group of approximately 2,000 people that planned and managed GSK’s drug development projects, and founder and President of the Stop ALD Foundation) and Carlo Russo, M.D. (formerly Senior Vice President of GSK, Head of Development of the Biopharm Unit and Head of R&D of the Rare Diseases Unit). In addition, Ronald Crystal M.D. (Weill Cornell Medicine) will be the Senior Scientific Advisor and Mitchell Finer, Ph.D. (MPM Capital, former chief scientific officer of bluebird bio) will join the board of directors of Avalanche.

After evaluating numerous alternatives, we have concluded that combining Avalanche’s capabilities in vector optimization, process development and assay development with Annapurna’s gene therapy programs represents the best way to create significant value for Avalanche stockholders.

We urge you to vote “FOR” the proposed transaction as soon as possible. You are also encouraged to carefully read the proxy statement - mailed on April 11, 2016 - which provides detailed information about the proposed transaction. If you have any questions or need any assistance voting your shares please contact our proxy solicitation agent, Morrow & Co., LLC, 800-662-5200.

Very truly yours,

Mark S. Blumenkranz, M.D.
Chairman of the Board

Paul B. Cleveland
President and Chief Executive Officer

Additional Information about the Proposed Transaction with Annapurna and Where to Find It

In connection with the proposed transaction with Annapurna, Avalanche filed a definitive proxy statement with the Securities and Exchange Commission, or the SEC, on April 7, 2016, and the proxy statement was mailed to Avalanche stockholders on April 11, 2016. INVESTORS AND SECURITY HOLDERS OF AVALANCHE ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT AVALANCHE, ANNAPURNA AND THE PROPOSED TRANSACTION AND ISSUANCE OF AVALANCHE COMMON STOCK. The proxy statement and other relevant materials, and any other documents filed by Avalanche with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Avalanche by directing a written request to: Avalanche Biotechnologies, Inc., 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and any other relevant materials filed with the SEC before making any voting decision with respect to the issuance of Avalanche common stock and other matters relating to the proposed transaction.

Forward-Looking Statements

Statements contained in this letter regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the therapeutic potential of, and development plans for, our product candidates; the structure, timing and completion of our proposed transaction with Annapurna; our expectations regarding the capitalization, resources and ownership structure of the combined company; our expectations regarding the sufficiency of the combined company’s resources to fund the advancement of any development program or the completion of any clinical trial; the nature, strategy and focus of the combined company; the safety, efficacy and projected development timeline and commercial potential of any product candidates; the executive officer and board structure of the combined company; and the expectations regarding voting by Avalanche stockholders. Avalanche may not consummate the proposed transaction, or any plans or product development goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with stockholder approval of the issuance of Avalanche common stock and the ability to consummate the proposed transaction, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for combined company operations and to conduct or continue planned development programs and the ability to successfully develop any of our or Annapurna’s product candidates. Risks and uncertainties facing Avalanche are described more fully in Avalanche’s periodic reports filed with the SEC. All forward-looking statements contained in this letter speak only as of the date on which they were made. Avalanche undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.